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                            AXSYS TECHNOLOGIES, INC.

                  ANNUAL MEETING OF STOCKHOLDERS -- May 5, 1998

                                      PROXY

                This Proxy is Solicited by the Board of Directors

      The undersigned hereby appoints Louis D. Mattielli and Raymond F Kunzmann, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock of Axsys Technologies, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Republic National Bank, Third Floor, 452 Fifth Avenue, New York, New York 10018, on the 5th day of May, 1998, at 10:00 a.m., and any adjournment thereof, upon all matters which may properly come before said Annual Meeting.

      Unless otherwise specified, this proxy will be voted FOR the election of all nominees as Directors and FOR Proposal 2.

            (Continued, and to be dated and signed, on reverse side.)


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The Board of Directors recommends voting FOR Proposals 1 and 2.

Please mark your votes as indicated in this example |X|


                            1. ELECTION OF DIRECTORS

|_| FOR ALL NOMINEES LISTED TO THE RIGHT (except as marked to the contrary)

|_| WITHHOLD AUTHORITY to vote for all nominees listed to the right


                          2. RATIFICATION OF AUDITORS

|_| FOR

|_| AGAINST

|_| ABSTAIN

Messrs. Stephen W. Bershad, Anthony J. Fiorelli, Jr., Eliot M. Fried and Richard
V. Howitt. (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


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3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


(The signature(s) on your proxy card should agree with the name(s) shown at the left. If the stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)

Dated:_________________________, 1998

_____________________________________ (L.S.)

_____________________________________ (L.S.)
   Signature(s) of Stockholder(s)

Sign, Date and Return the Proxy Card
Promptly Using the Enclosed Envelope.

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